EX-99.77Q1
SunAmerica Focused Series, Inc.

Copies of any material amendments to the registrants charter or bylaws

(i) Articles of Amendment dated November 14, 2006, hereby incorporated by reference to Exhibit A (xxi) of Post-Effective Amendment No. 53 to the Registrants registration statement on Form N-1A, filed on February 28, 2007 (SEC Accession No. 0001193125-07-042816).

(ii) Articles Supplementary dated March 14, 2007, hereby incorporated by reference to Exhibit A (xxiii) of Post-Effective Amendment No. 54 to the Registrants registration statement on Form N-1A, filed on March 15, 2007 (SEC Accession No. 0001193125-07-055764).